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Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Computer Horizons Corp. (the "Company") on Form 10-Q for the quarter ended March 31, 2006 (the "Periodic Report"), I, Barbara Rodriguez, Chief Financial Officer of the Company, does hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to her knowledge:

1.
the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or 78o(d)); and

2.
the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2007	/s/ BARBARA RODRIGUEZ Barbara Rodriguez Chief Financial Officer and Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Computer Horizons Corp. and will be retained by Computer Horizons Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this Period Report or as a separate disclosure document.

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  Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002